UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland		84-2769895
(State or other jurisdiction of	Commission File Number 001-39143	(I.R.S. Employer
incorporation or organization)		Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 23, 2021, Alpine Income Property Trust, Inc. (the “Company”) completed the acquisition of one net leased property (the “Single Property”) located in North Richland Hills, Texas from a subsidiary of CTO Realty Growth, Inc. (“CTO”) for a cash purchase price of $11.5 million. The acquisition was funded utilizing a draw on the Company’s revolving credit facility.

On June 30, 2021, the Company completed the acquisition of an additional six net leased properties (the “CMBS Portfolio”) from certain subsidiaries of CTO (the “Sellers”) for an aggregate purchase price of $44.5 million. Pursuant to the purchase and sale agreement, made as of April 2, 2021 and as amended on April 20, 2021, among the Company’s operating partnership subsidiary, Alpine Income Property OP, LP (the “Operating Partnership”), and the Sellers, the Operating Partnership and the Sellers entered into an assignment and assumption of a certain loan agreement dated September 30, 2014. The outstanding principal balance of the loan assumed at the time of acquisition totaled $30.0 million, and the loan bears a fixed interest rate of 4.33%. The loan matures in October 2034 and is prepayable without penalty beginning in October 2024. The acquisition of the CMBS Portfolio was funded utilizing available cash, net of the $30.0 million loan assumed.

CTO is the parent company of the Company’s external manager and owns approximately 15.8% of the Company’s outstanding equity at the time of the filing of this Current Report on Form 8-K, including units of limited partnership interest in the Operating Partnership. The consideration of $11.5 million and $44.5 million for the purchase price of the Single Property and the CMBS Portfolio, respectively, was determined based on third-party offers received by CTO. For more information regarding the relationship between the Company and CTO, see Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

Excluding the Single Property and CMBS Portfolio acquisitions, subsequent to December 31, 2020, the Company has completed additional acquisitions of net leased properties in separate transactions. The acquisitions of the additional net leased properties, together with the Single Property and CMBS Portfolio acquisitions, are collectively referred to herein as the “2021 Acquisitions.”

This Current Report on Form 8-K includes historical financial statements of the Single Property and the CMBS Portfolio and the pro forma consolidated financial information with respect to the 2021 Acquisitions required by Items 9.01(a) and 9.01(b) of Form 8-K.

The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company would have achieved had the Company held the assets of the 2021 Acquisitions during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve after the acquisition of such properties.

Item 7.01. Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the completion of the acquisition of the CMBS Portfolio.  A copy of the press release is attached hereto as Exhibit 99.3.  The information contained in Item 7.01 of this Current Report, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements that are required to be filed pursuant to this item are being filed as Exhibits 99.1 and 99.2 to this Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item is being filed as Exhibit 99.1.

(c) Exhibits

99.1 Pro Forma Financial Information

●	Summary of Unaudited Pro Forma Consolidated Financial Statements
●	Unaudited Pro Forma Consolidated Balance Sheet of Alpine Income Property Trust, Inc. as of March 31, 2021
●	Unaudited Pro Forma Consolidated Statements of Operations of Alpine Income Property Trust, Inc. for the Three Months Ended March 31, 2021 and the Year Ended December 31, 2020
●	Notes to Unaudited Pro Forma Consolidated Financial Statements

99.2 Audited Financial Statements

●	Summary of Revenues and Direct Expenses of the Single Property and the CMBS Portfolio for the Three Months Ended March 31, 2021 (Unaudited) and the Year Ended December 31, 2020 (Audited)

99.3 Press Release

●	Press Release dated July 1, 2021 regarding the acquisition of the CMBS Portfolio for $44.5 million

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021

Alpine Income Property Trust, Inc.

By:	/s/ Matthew M. Partridge
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)